UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2022

TriplePoint Venture Growth BDC Corp.

(Exact name of registrant as specified in its charter)

Maryland	814-01044	46-3082016
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TriplePoint Venture Growth BDC Corp. 2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

(650) 854-2090

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TPVG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement

On August 4, 2022, TriplePoint Venture Growth BDC Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company, TriplePoint Advisers LLC (the “Adviser”) and TriplePoint Administrator LLC (the “Administrator”), on the one hand, and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), on the other hand, in connection with an underwritten public offering of 3,500,000 shares (the “Offering”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Underwriting Agreement also provides the Underwriters with an option to purchase up to an additional 562,500 shares of Common Stock.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-254802) previously filed with the Securities and Exchange Commission (the “Commission”), as supplemented by a preliminary prospectus supplement dated August 4, 2022 and a final prospectus supplement dated August 4, 2022.

The Offering closed on August 9, 2022, and the Company received net proceeds of approximately $49.766 million from the sale of the Shares, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company expects to initially use all of the net proceeds from the Offering to repay outstanding debt borrowed under its credit facility. However, through re-borrowing of the initial repayments under the credit facility, the Company intends to use the funds to make investments in accordance with its investment objectives and strategies, to pay its operating expenses and other cash obligations, and for general corporate purposes.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations and other provisions. The Company, the Adviser and the Administrator have agreed, jointly and severally, to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of those liabilities.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as a document for investors and the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Commission.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated as of August 4, 2022, by and among TriplePoint Venture Growth BDC Corp., TriplePoint Advisers LLC and TriplePoint Administrator LLC, and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed on Exhibit A thereto

5.1	Opinion of Dechert LLP

23.1	Consent of Dechert LLP (included in Exhibit 5.1)

104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Venture Growth BDC Corp.

By:	/s/ James P. Labe
Name:	James P. Labe
Title:	Chief Executive Officer

Date: August 9, 2022

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